CUSIP No. 05155L105                                                                                          Page 11 of 11

EXHIBIT 99.1

EXHIBIT A

        The undersigned each hereby certifies and agrees that the above Amendment to Schedule 13D concerning securities issued by Auriga Laboratories, Inc. is being filed on behalf of each of the undersigned.

Dated: May 31, 2007.

/s/ **	/s/ ***
PHILIP S. PESIN	CHRISTINE PESIN
SORRENTO FINANCIAL PARTNERS, LLC	TSFG II, LP
By: /s/ **	By: /s/ **
Sorrento Management Corporation, Manager By: Philip S. Pesin, CEO	Sorrento Management Corporation, General Partner By: Philip S. Pesin, CEO

PESIN TRUST DATED MARCH 23, 2007
By:	/s/ **
Philip S. Pesin, Trustee

**By:	/s/ Chris Barsness
Chris Barsness, Attorney-in-Fact pursuant to that certain Power of Attorney dated May 17, 2007.

***By:	/s/ Chris Barsness
Chris Barsness, Attorney-in-Fact pursuant to that certain Power of Attorney dated May29, 2007.